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                                                                     EXHIBIT 23

              [CASTAING HUSSEY LOLAN & DAUTERIVE, LLP LETTERHEAD]



                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-64213 and 333-10647) of our report dated January 29, 1999 appearing in this Annual Report on Form 10-K of Acadiana Bancshares, Inc. and Subsidiary for the year ended December 31, 1998.


/s/ CASTAING, HUSSEY, LOLAN & DAUTERIVE, LLP
New Iberia, Louisiana
March 29, 1999